EXHIBIT 12
                        BellSouth Telecommunications, Inc.
                    Computation Of Earnings To Fixed Charges
                              (Dollars In Millions)




                                                     For the Six Months
                                                       Ended June 30,
                                                            2000
1. Earnings

   (a) Income from continuing
       operations before deductions
       for taxes and interest                              $2,697
   (b) Portion of rental expense
       representative of interest
       factor                                                  19

         TOTAL                                             $2,716

2. Fixed Charges

   (a) Interest                                             $ 353

   (b) Portion of rental expense
       representative of interest
       factor                                                  19

         TOTAL                                              $ 372

   Ratio (1 divided by 2)                                    7.30